United States
Securities and Exchange Commission
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: October 14, 2025
(Date of Earliest Event Reported)
REALTY INCOME CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)
11995 El Camino Real, San Diego, California 92130
(Address of principal executive offices)
(858) 284-5000
(Registrant’s telephone number, including area code)
N/A
(former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, $0.01 Par Value	O	New York Stock Exchange
1.125% Notes due 2027	O27A	New York Stock Exchange
1.875% Notes due 2027	O27B	New York Stock Exchange
5.000% Notes due 2029	O29B	New York Stock Exchange
1.625% Notes due 2030	O30	New York Stock Exchange
4.875% Notes due 2030	O30B	New York Stock Exchange
5.750% Notes due 2031	O31A	New York Stock Exchange
3.375% Notes due 2031	O31B	New York Stock Exchange
1.750% Notes due 2033	O33A	New York Stock Exchange
5.125% Notes due 2034	O34	New York Stock Exchange
3.875% Notes due 2035	O35B	New York Stock Exchange
6.000% Notes due 2039	O39	New York Stock Exchange
5.250% Notes due 2041	O41	New York Stock Exchange
2.500% Notes due 2042	O42	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Appointment of Kim Hourihan as Director
On October 14, 2025, the Board of Directors (the “Board”) of Realty Income Corporation (the “Company”) appointed Kim Hourihan to the Board, effective as of October 14, 2025, to serve as a director on the Board until the Company’s 2026 annual meeting of stockholders and until her successor is duly elected and qualified. The Company’s Board has affirmatively determined that Ms. Hourihan is “independent” after applying the Company’s categorical standards contained in its Corporate Governance Guidelines and under the applicable New York Stock Exchange (“NYSE”) rules. With Ms. Hourihan’s appointment, the total number of directors on the Board was increased to eleven. Ms. Hourihan has also been appointed to serve on the Compensation and Talent Committee following her appointment to the Board.
Pursuant to the terms of the Company’s 2021 Incentive Award Plan (the “Incentive Award Plan”), as amended, upon election to the Board, Ms. Hourihan will receive an initial grant of restricted shares of the Company’s common stock with a value of $200,000, which will vest as to one-third of the restricted shares on each of the first three anniversaries of the applicable grant date, subject to Ms. Hourihan’s continued service on the Board. In addition, Ms. Hourihan will be eligible to receive an annual equity award of restricted shares or restricted share units of the Company’s common stock with a value of $200,000 at each annual meeting of the Company’s stockholders following her appointment to the Board, provided that she continues to serve on the Board as of the date of such meeting (each an “annual equity award”). Annual equity awards will be subject to vesting based on Ms. Hourihan’s years of service on the Board in accordance with the Incentive Award Plan. Ms. Hourihan will also receive an annual cash retainer of $100,000 for serving on the Board and an annual cash retainer of $15,000 for serving on the Compensation and Talent Committee.
There are no understandings or arrangements between Ms. Hourihan or any other person and the Company or any of its subsidiaries pursuant to which Ms. Hourihan was selected to serve as a director of the Company. There are also no transactions involving Ms. Hourihan that would warrant disclosure pursuant to Item 404(a) of Regulation S-K.
Ms. Hourihan joined Invesco Real Estate (“Invesco”) in August 2025 and serves as their Managing Director and Global Head of Strategy and Portfolio Manager. She also serves as Invesco’s Co-Lead Portfolio Manager of its open-end core fund, Invesco Core Real Estate, and is a member of Invesco’s North America, EMEA and Asia Pacific Investment Committees and Global and North America Executive Committees. Prior to that, Ms. Hourihan served in various chief investment officer roles with CBRE Investment Management including serving as the Global Chief Investment Officer from November 2022 to June 2025, the Chief Investment Officer, CBRE Real Estate Investments from January 2022 to November 2022 and the Chief Investment Officer, Americas Direct Real Estate Strategies and Fund Manager from July 2020 to December 2021. Ms. Hourihan served as the Portfolio Management and Senior Managing director of CBRE Investment Management from December 2007 to July 2020. She has also served as Senior Vice President at Starwood Capital group from January 2006 to December 2008, Partner and Regional Director at TA Associates Realty from January 2001 to January 2006, Senior Vice President at Georgetown Holding from January 1996 to January 2001 and Vice President and Real Estate Construction Lending Officer at U.S. Trust Company from February 1987 to August 1994. Ms. Hourihan has over thirty years of experience in real estate investment and portfolio management, including being the founding Portfolio Manager of CBRE’s U.S. Core Partners Fund growing the fund to over $10.0 billion in assets under management during her tenure. Ms. Hourihan holds an M.B.A. from Harvard University and Bachelor of Arts degree in Economics from Boston College.

Item 7.01    Regulation of FD Disclosure.
On October 14, 2025, the Company issued a press release announcing the anticipated appointment of Ms. Hourihan as a director. A copy of this press release is furnished herewith as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.
99.1 Press release dated October 14, 2025
104 Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 14, 2025	REALTY INCOME CORPORATION

	By:	/s/ Bianca Martinez
Bianca Martinez
Senior Vice President, Associate General Counsel and Assistant Secretary